Exhibit 99(c)

One M&T Plaza
Buffalo, NY 14203
October 18, 2007
To the Holders of Partners Trust Financial Group, Inc. Common Stock:
In connection with the acquisition of Partners Trust Financial Group, Inc. (“Partners Trust”) by M&T Bank Corporation (“M&T”), you may elect to exchange your shares of Partners Trust common stock for either cash, shares of M&T common stock, or a combination of cash and shares of M&T common stock. Your merger consideration election is subject to the allocation and proration procedures set forth in the Agreement and Plan of Merger (the “Merger Agreement”) by and among M&T, MTB One, Inc., a wholly owned subsidiary of M&T, and Partners Trust. The merger is expected to close in the fourth quarter of 2007, though it is still subject to the satisfaction of several conditions, including the approval of the merger by the Partners Trust stockholders at the special meeting of stockholders to be held on November 21, 2007. Once the closing date is determined (“Closing Date”), a press release will be issued and correspondence will be sent to you advising you of such date. A complete description of the merger, including the allocation and proration procedures, is included in the Proxy Statement/Prospectus dated October 18, 2007, which was provided to you previously in connection with Partners Trust’s special meeting of stockholders.
Enclosed is an Election Form and Letter of Transmittal that you must complete, sign and return with all of your Partners Trust stock certificate(s) to the Exchange Agent, Registrar and Transfer Company, in order to make an election. Please use the enclosed envelope to return these materials. Do not send your stock certificate(s) to Partners Trust or M&T.
In order for your election to be effective, Registrar and Transfer Company must receive your properly completed Election Form, together with your Partners Trust stock certificate(s), no later than 5:00 p.m., Eastern Standard Time, on the Closing Date. Please carefully follow the instructions provided in the Election Form and Letter of Transmittal. Please note that you may change or revoke your election at any time prior to the election deadline by following the instructions provided with the Election Form and Letter of Transmittal.
If you do not make your election properly and on time, you will be deemed to have made a “no preference” election. As a result, you will receive either cash, shares of M&T common stock or a combination of cash and shares of M&T common stock as determined by M&T and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement. Following the completion of the merger, if you have not surrendered your Partners Trust stock certificate(s), you will not receive any certificate(s) representing shares of M&T common stock (or any dividends declared on such stock) or any cash that may be issuable in exchange for your Partners Trust common stock. No interest will be accrued and/or paid on the cash payable in exchange for your shares of Partners Trust common stock or for dividends declared subsequent to the completion of the merger pending surrender of your stock. The Exchange Agent will mail a notice to holders who have not surrendered their Partners Trust stock certificate(s) within 10 days after the Closing Date.
If your shares of Partners Trust common stock are held through a broker, trustee, bank or other nominee, you should contact that nominee as soon as possible for instructions and assistance in delivering your shares of Partners Trust common stock. If you have any questions regarding the Election Form and Letter of Transmittal, please call the Exchange Agent, Registrar and Transfer Company, at 800-368-5948.
Sincerely,

Robert G. Wilmers
Chairman of the Board
and Chief Executive Officer

ELECTION FORM AND LETTER OF TRANSMITTALThis Election Form is being delivered in connection with the Agreement and Plan of Merger (the “Merger Agreement”) among M&T Bank Corporation (“M&T”), Partners Trust Financial Group, Inc. (“Partners Trust”) and MTB One, Inc. whereby Partners Trust will be acquired by M&T.EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY Mailing Address: By Hand:Registrar and Transfer Company To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m. EST on Registrar and Transfer Company the closing date of the merger the (“Closing Date”) which is expect to be in the fourth quarter 2007 together with the stock certificate(s) representing such shares of Partners Trust common stock or a Attn: Reorg/Exchange Dept. Attn: Reorg/Exchange Dept. Notice of Guaranteed Delivery. Please read the instructions carefully before completing this form. P.O. Box 645 10 Commerce Drive For assistance: (800) 368-5948 Cranford, New Jersey 07016-0645 Cranford, New Jersey 07016 DESCRIPTION OF CERTIFICATES SURRENDERED Certificate(s) Enclosed (Attach List if necessary) Total Number of (See Instructions) Certificate Shares Represented Name(s) and Address of Registered Holder(s) Number(s) by Certificate(s) TOTAL SHARES n Check the box to the left if you have lost any of your Partners Trust stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B5). ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON NOVEMBER 9, 2007 (See Instruction A3) n ALL STOCK ELECTION: Exchange all shares of Partners Trust for shares of M&T common stock, plus cash in lieu of any fractional share (“Stock Election”). n ALL CASH ELECTION: Exchange all shares for cash ($12.50 per share) (“Cash Election”). n COMBINATION STOCK/CASH ELECTION: Exchange ___shares of Partners Trust common stock for M&T common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for M&T common stock.) n NO ELECTION: No preference with respect to the receipt of either M&T common stock or cash. IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 50% of Partners Trust common stock will be converted into M&T common stock and 50% of Partners Trust common stock will be converted into cash. M&T cannot, therefore, ensure that all Partners Trust shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Proxy Statement/Prospectus dated October 18, 2007 that was provided to you previously. The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Partners Trust common stock and that when accepted for exchange by M&T, M&T will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Partners Trust common stock together with accompanying evidence of transfer and authenticity, for certificates representing shares of M&T or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS (See Instructions B1 and B2) To be completed ONLY if (i) the new certificate to be issued and/or (ii) the check in exchange for the certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction B7) Issue and deliver new certificate and/or check to: Name: (Please Print First, Middle & Last Name) Address: (including Zip Code) Dated SPECIAL DELIVERY INSTRUCTIONS (See Instruction B4) Complete ONLY if the new certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the letter. Mail new certificate and/or check to: Name: ( Please Print First, Middle & Last Name) Address: (including Zip Code) IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9) X ___ X ___ Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1. Dated Name(s): (Please Print) Capacity: Area Code and Telephone No.: MEDALLION SIGNATURE GUARANTEE Required only if special payment and/or issuance instructions are provided. (See Instruction B2) The signature(s) should be guaranteed by an eligible financial institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

PAYER’S NAME: M&T BANK CORPORATION
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (See Instruction No. B7.) Please fill in your name and address below. ___ ___Name ___ ___Business name, if different from above Check appropriate box: M33Individual/Sole proprietor M33Corporation M33Partnership M33Other___M33Exempt from backup withholding ___ ___Address (number and street) ___ ___City, State and ZIP Code
Part 1 — TAXPAYER IDENTIFICATION NO. — FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. ___FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR
Social Security Number(s) SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR
EMPLOYER IDENTIFICATION NUMBER. OR
___ ___Employer Identification Number(s)
Part 2 — Certification — For Payees Exempt from Backup Withholding – Under penalties of perjury, I certify that:
(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).
Cer tification InstructionsYou must cross out item 2 above if you have been notified by the IRS that you are currently —subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required o sign the Certification, but you must provide your correct TIN. t
SIGNATURE ___DATE ___, 20___
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION A7 AND B7 FOR ADDITIONAL INFORMATION.
INSTRUCTIONS
A. Special Conditions
1. Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Partners Trust common stock or a Notice of Guaranteed Delivery must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on November 9, 2007 (“election deadline”). Holders of Partners Trust common stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A7 below. The method of delivery of all documents is at the option and risk of the Partners Trust shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.
2. Description of Certificates. nsert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the PartnersI Trust common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.
3. Election Options. n the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of PartnersITrust common stock, only shares of M&T common stock, only cash, a combination of M&T common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of M&T common stock that can be issued in the merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Merger Consideration” on pages 34 to 38 of the Proxy Statement/Prospectus. Please note that the sum of the numbers pre-printed next to the account name represents all of the shares held in such account, both in certificated and book-entry form. Your election will apply to all certificates surrendered and book-entry shares.
4. Change or Revocation of Election. A holder of shares of Partners Trust common stock who has made an election may at any time prior to the election deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the election deadline.
5. Joint Forms of Election. Holders of shares of Partners Trust common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Partners Trust common stock covered hereby must properly sign this Election Form in accordance with Instruction B1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible o do so. t
6. Forms of Election Nominees. Any record holder of shares of Partners Trust common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on t he form or forms a combination of elections covering up to the aggregate number of shares of Partners Trust common stock owned by such record holder. However, upon the request of M&T such record holders will be required to certify to the satisfaction of M&T that such record holder holds such shares of Partners Trust common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Partners Trust for purposes of allocation of M&T common stock and cash payments o be issued upon consummation of the mer tger.
7. Shar es as to Which No Election is Made. Holders of shares of Partners Trust common stock who mark the “No Election” box on this Election Form, or who fail to submit a properly completed Election Form together with certificate(s) representing their shares of Partners Trust common stock by the election deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Partners Trust common stock (“Non-Electing Shareholder”), shall have their shares of Partners Trust common stock converted into the right to receive a cash payment of $12.50 or a number of shares of M&T common stock equal to $12.50 divided by the average of the last reported per share sales price of M&T common stock for the five full consecutive New York Stock Exchange trading days before the closing date, subject to adjustment, for each share they own i n accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.
B. General.
1. Signatur The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form es. should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Partners Trust common stock described on this Election Form have been assigned by he registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the t certificate(s). If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.
2. Special Payment and/or Issuance Instructions. f checks or certificates representing M&T I common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Partners Trust common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant i n a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form.
3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of M&T common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Partners Trust common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of M&T common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. 4. Special Delivery Instructions. If checks or certificates representing shares of M&T common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.
5. Lost Certificate. If your certificate(s) representing shares of Partners Trust common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order to effectively surrender such lost, stolen or destroyed certificate(s). The former shareholder will have to post a surety bond with respect to such lost, stolen or destroyed certificate(s).
The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to
AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.
In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless M&T Bank Corporation, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $25.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.
Note: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company at (800)368-5948 immediately.
Sign Here:___
Co-Owner, if any:___Date: ___, 20___
the election deadline, your election will be deemed a “No Election”.
6. Determination of Questions. All questions with respect to this Election Form and elections made by holders of shares of Partners Trust common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any elections and questions relating to computations as to allocations) will be determined by M&T and/or the Exchange Agent, whose determination shall be conclusive and binding. M&T shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. M&T and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Partners Trust common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither M&T nor the Exchange Agent is under any obligation to notify a holder of shares of M&T common stock of any defect in an Election Form.
7. Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide Registrar and Transfer Company with such holder’s correct Taxpayer Identification Number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.
Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
8. Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1- 800-368-5948, or via email to info@rtco.com.

ELECTION INFORMATION BOOKLET
     The Election Information Booklet provides answers to frequently asked questions regarding how to make your election in connection with the proposed acquisition of Partners Trust Financial Group, Inc. (“Partners Trust”) by M&T Bank Corporation (“M&T”). This booklet does not contain all of the information that is important to you and we urge you to read carefully the Proxy Statement/Prospectus dated October 18, 2007 that was provided to you previously and the instructions in the Election Form and the Letter of Transmittal (the “Election Form”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope, along with your Partners Trust stock certificate(s) or a Notice of Guaranteed Delivery, to Registrar and Transfer Company (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Registrar and Transfer Company at 800-368-5948.
     The deadline for receipt of your Election Form and stock certificates (or Notice of Guaranteed Delivery) is 5:00 p.m., Eastern Standard Time, on the closing date of the merger (“Closing Date”). We anticipate that the effective date of the merger will occur in the fourth quarter of 2007, pending the successful completion of a number of conditions, including the approval of the Partners Trust stockholders. Once the closing date is determined, a press release will be issued and correspondence will be sent to you advising you of such date.
FREQUENTLY ASKED QUESTIONS
1.	Why have I been sent an Election Form?

On July 18, 2007, Partners Trust, MTB One, Inc., a wholly owned subsidiary of M&T, and M&T entered into an Agreement and Plan of Merger (“Merger Agreement”) whereby Partners Trust will be acquired by M&T. Pursuant to the Merger Agreement, you, as a Partners Trust stockholder, have the opportunity to elect how you will exchange your shares of Partners Trust common stock. You may elect to receive shares of M&T common stock, $12.50 in cash, or a combination of M&T common stock and cash, for each share of Partners Trust common stock that you own. The exchange ratio is based on the average closing price for M&T common stock the five consecutive days immediately prior to closing. You also have the option to elect no preference as to whether you receive cash, shares of M&T common stock or a combination thereof.

2.	What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of Partners Trust common stock (i.e., cash, shares of M&T common stock or a combination of both). Second, it allows you to surrender your Partners Trust stock certificate(s) in order to receive payment for the shares of Partners Trust common stock you own upon completion of the merger.

3.	How do I use the Election Form?

You should refer to the back page of the Election Form for a complete set of instructions. A summary of the instructions follows:

When completed, sign and date the Election Form, indicating how you want to receive payment for your shares of Partners Trust common stock, and mail it to Registrar and Transfer Company in the enclosed envelope, along with your Partners Trust stock certificate(s) (or a Notice of Guaranteed Delivery as described in the answer to Question 9). Do not sign the back of your stock certificate(s). By signing the Election Form, you agree to surrender for exchange your stock certificate(s), you confirm that your tax identification number is correctly stated on the Election Form, and you confirm that you have complied with all the requirements as stated in the instructions. Please note that if your shares are held in a joint account, signatures of both owners are required on the Election Form.

If you are mailing stock certificate(s), we recommend that you make copies of your stock certificate(s) and completed Election Form. We also recommend sending them by registered mail, return receipt requested, and insured for at least 1.5% of the market value. This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents directly to Partners Trust or M&T.

4.	What happens if I do not send in the Election Form or if I miss the election deadline?

If you do not respond, or if Registrar and Transfer Company does not receive your Election Form prior to the election deadline, or if you withdraw your Election Form prior to the election deadline, or if your Election Form is not completed properly, you will be deemed to have made a “no preference” election as to the form of consideration to be received in exchange for your shares of Partners Trust common stock. As a result, as provided in the Merger Agreement, you will receive either cash, shares of M&T common stock or a combination of cash and shares of M&T common stock as determined by M&T and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement. When the merger is completed, a letter of transmittal will be sent to you requesting you to surrender your Partners Trust stock certificates in order to receive the merger consideration.

5.	Am I guaranteed to receive what I ask for on the Election Form?

No. M&T cannot ensure that all Partners Trust stockholders will receive their desired mix of cash and M&T common stock.

The Merger Agreement contains allocation and proration provisions that are designed to ensure that 50% of the outstanding shares of common stock of Partners Trust will be exchanged for shares of M&T common stock and the remaining 50% of the outstanding shares of Partners Trust common stock will be exchanged for cash. After the election deadline, M&T and the Exchange Agent will calculate the amount of cash and/or shares of M&T common stock to be distributed to each Partners Trust stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the Merger Agreement (which was attached as Appendix A to the Proxy Statement/Prospectus dated as of October 18, 2007, and mailed to you under separate cover).
•	If Partners Trust stockholders elect to receive M&T common stock for more than 50% of the outstanding shares of Partners Trust common stock, the amount of M&T common stock that each such stockholder would receive from M&T will be reduced on a pro rata basis. As a result, these Partners Trust stockholders will receive cash consideration for any Partners Trust common stock for which they do not receive M&T common stock and all Partners Trust stockholders who have elected to receive cash or who have made no election will receive cash for their Partners Trust common stock.

•	If Partners Trust stockholders elect to receive cash for more than 50% of the outstanding shares of M&T common stock, the amount of cash that each such stockholder would receive from M&T will be reduced on a pro rata basis. As a result, such stockholders will receive M&T common stock for any Partners Trust common stock for which they do not receive cash and all Partners Trust stockholders who have elected to receive M&T common stock will receive M&T common stock.

•	If you do not make an election, you will be allocated either cash or shares of M&T common stock, or a combination of cash and shares of M&T common stock, depending on the elections made by other Partners Trust stockholders.

•	Neither Partners Trust nor M&T is making any recommendation as to whether Partners Trust stockholders should elect to receive cash or M&T common stock in the merger. Each Partners Trust stockholder must make his or her own decision with respect to such election.
6.	When can I expect to receive my new stock certificates and/or cash?

Assuming that you have made a proper election by the election deadline, we expect that your check and/or M&T stock certificate(s) will be mailed to you within approximately 10 days after the Closing Date.

In the event that the Merger Agreement is terminated, Registrar and Transfer Company will promptly return any Partners Trust stock certificate(s) previously submitted with the Election Form. In such event, certificates representing Partners Trust common stock held directly by registered holders will be returned by registered mail. If a stockholder prefers an alternate form of return other than by registered mail, the alternate form of return will be made only at the written direction of the holder of Partners Trust common stock. It will be made at his or her expense and risk, and will require a pre-paid, pre-addressed return courier envelope to be sent to the Exchange Agent.

7.	What if I cannot locate my Partners Trust stock certificate(s)?

If your Partners Trust stock certificate(s) has (have) been lost, stolen or destroyed, you should contact the Registrar and Transfer Company at 800-368-5948 for further instructions before submitting your Election Form.

8.	What if I hold any of my shares of Partners Trust common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of Partners Trust common stock.

9.	What if my Partners Trust stock certificate(s) are not immediately available or time will not permit my Partners Trust stock certificate(s) to be delivered to the Exchange Agent prior to the election deadline?

You may make an election without your Partners Trust stock certificate(s) if you submit with your properly completed Election Form the Notice of Guaranteed Delivery included in this package and follow the instructions in that document.

10.	If I elect to receive cash and the merger is completed, how much cash will I receive?

M&T will pay you $12.50 in cash for each share of Partners Trust common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5).

11.	If I elect to receive shares of M&T common stock and the merger is completed, how many shares will I receive?

You will receive shares of M&T common stock for each share of Partners Trust common stock you own, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5), plus cash in lieu of the fractional share you would otherwise receive, as described in the Merger Agreement. The exchange ratio is based on the average closing price for M&T common stock the five consecutive days immediately prior to closing.

12.	If I elect to receive a combination of cash and shares of M&T common stock and the merger is completed, what will I receive?

You will be asked to state on the Election Form the number of your shares of Partners Trust common stock that you wish to exchange for shares of M&T common stock. Based on your election, you will receive shares of M&T common stock for each share of Partners Trust common stock that you designate as a stock election share and $12.50 per share for the remainder of your Partners Trust common stock, subject to the allocation and proration procedures described in the Merger Agreement (see Question 5). The exchange ratio is based on the average closing price for M&T common stock the five consecutive days immediately prior to closing.

13.	If I elect no preference, what will I receive?

You will receive cash, shares of M&T common stock or a combination of both as determined by M&T and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement.

14.	Will I have to pay taxes on the proceeds if my shares are exchanged?

Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You may refer to the discussion of “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus dated October 18, 2007, which previously was provided to you. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

15.	Are there any fees associated with the exchange of my Partners Trust stock certificate(s)?

There are no fees associated with the exchange, unless you need to replace a missing Partners Trust stock certificate.

16.	May I continue to trade my shares after I surrender my stock certificate(s)?

No. Once you submit your Partners Trust stock certificate(s) with your Election Form, you may no longer trade your shares of Partners Trust common stock unless you revoke your election before the election deadline.

17.	Can I change or revoke my election?

Yes. Your election may be changed or revoked until 5:00 p.m., Eastern Standard Time, on the Closing Date, which is the election deadline. To change or revoke an election, a written notice of revocation must (a) specify the name of the stockholder having made the election to be changed or revoked, (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made and (c) be received by the Exchange Agent before the election deadline.

If you change or revoke your election, the Exchange Agent will return your Partners Trust stock certificate(s) to you. If you want to make a new election, you must return a properly completed Election Form and resubmit your Partners Trust stock certificate(s) (or a Notice of Guaranteed Delivery) before the election deadline.

18.	Can I elect to have a portion of my shares exchanged under different election options?

You will receive an Election Form for each registered account in which you hold shares of Partners Trust common stock and you can elect only one of the election options for certificates surrendered and book-entry shares in each registered account. For shares of Partners Trust common stock beneficially held by you in an account with a broker, bank, or other nominee, please see Question 8.

19.	What if I have not received or have misplaced the Proxy Statement/Prospectus that was sent to me in connection with the merger?

You can obtain a copy of the Proxy Statement/Prospectus by accessing the Securities and Exchange Commission’s website maintained at www.sec.gov or by calling M&T Bank Corporation at (716) 842-5138, or by e-mail at ir@mtb.com.

20.	How will I know when the merger is completed?

M&T will issue a press release announcing completion of the merger if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov or by calling Registrar and Transfer Company at 800-368-5948.

21.	How do I exchange my shares of Partners Trust common stock that are not certificated and/or were purchased through dividend reinvestment?

Partners Trust terminated its dividend reinvestment plan after the 2007 third quarter dividend payable date and as a result all whole shares in the plan were converted to book-entry shares and a check was sent to stockholders for cash in lieu of any fractional share. Please note that you will receive an Election Form for each registered account in which you hold shares of Partners Trust common stock and your election will apply to all certificates surrendered and book-entry shares held in the account represented by that particular Election Form. If you choose to exchange any or all of your shares of Partners Trust common stock for shares of M&T common stock, and you were enrolled in the dividend reinvestment plan with Partners Trust, you will NOT be automatically enrolled in the dividend reinvestment plan with M&T. For information on how to enroll in M&T’s dividend reinvestment plan, please call (716) 842-5138 or send an e-mail to ir@mtb.com.

22.	What do I need to do in order to NOT receive stockholder meeting documents in the mail?

Please note that if you previously consented to receive stockholder meeting materials electronically, you will need to give your consent again if you elect to exchange any or all of your shares of Partners Trust common stock for shares of M&T common stock. Anyone who has access to the Internet can consent to receive stockholder meeting documents electronically by notifying an investor relations representative at Registrar and Transfer Company in one of three ways: by telephone at 1-800-368-5948, by fax at (908) 497-2318 or by sending an e-mail to info@rtco.com. Your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. At the time of the Annual Meeting of Stockholders, consenting stockholders will receive in the mail, a proxy card along with instructions indicating the website where the Annual Report and Proxy Statement will be available for their review.

23.	Who do I call if I have additional questions?

You may contact Registrar and Transfer Company at 800-368-5948.

Use this form if you are unable to deliver your Partners Trust Financial Group, Inc. stock certificate(s), or cannot complete the procedures for book-entry transfer, by the election deadline.
NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF
Partners Trust Financial Group, Inc.
(Not To Be Used For Signature Guarantees)
     This form must be used in connection with your election if:
(a)	the certificate(s) for your shares of Partners Trust Financial Group, Inc. common stock are not immediately available and time will not permit your stock certificate(s) and other required document(s) to be delivered to the Exchange Agent on or before 5:00 p.m., Eastern Standard Time, on the closing date of the merger (“Closing Date”), which is expected to be in the fourth quarter of 2007, but which will be communicated via a press release and correspondence sent to you once the Closing Date has been determined (the “election deadline”); or

(b)	the procedures for book-entry transfer cannot be completed before the election deadline.
This form and the Election Form may be delivered by hand, mail, or facsimile transmission to the Exchange Agent, and must be received by the Exchange Agent on or before the election deadline.
The Exchange Agent is:
Registrar and Transfer Company

By Mail or Facsimile:	By Hand / Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	Attn: Reorg/Exchange Dept.
P.O. Box 645	10 Commerce Drive
Cranford, New Jersey 07016	Cranford, New Jersey 07016
Fax: (908) 497-2311
     Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute valid delivery.
     This form is not to be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Election Form.

Ladies and Gentlemen:
     The undersigned hereby surrenders to Registrar and Transfer Company, the Exchange Agent, pursuant to the terms and subject to the conditions set forth in the Proxy Statement/ Prospectus dated October 18, 2007 and the related Election Form, receipt of which are hereby acknowledged, the number of shares of Partners Trust Financial Group, Inc. (“Partners Trust”) common stock set forth below pursuant to the guaranteed delivery procedures outlined in the section of the Joint Proxy Statement/Prospectus entitled “Merger Consideration.”

(Please type or print)
Certificate Nos.

(if available):	Signature(s)

No. of shares (cash):

No. of shares (stock):

Name(s)	Dated:

Address	If shares will be delivered by book-entry transfer, fill in
the applicable account number below:

The Depository Trust Company

DTC Account No.:

Area Code(s) and Telephone Number(s)

Transaction Code No.:

GUARANTEED DELIVERY PROCEDURE
     For shareholders whose shares of Partners Trust common stock are available, in order for an election to be effective, the Exchange Agent must receive a properly completed Election Form, accompanied by the Partners Trust stock certificate(s) (or a proper guarantee of delivery, as described below) no later than 5:00 p.m., Eastern Standard Time, on the Closing Date and the stock certificate(s), Election Form or transfer book-entry shares no later than 5:00 p.m., Eastern Standard Time, on the Closing Date. The companies anticipate that the effective date of the merger will occur in the fourth quarter of 2007. Persons whose Partners Trust certificate(s) are not immediately available also may make an election by completing the Election Form (or a facsimile thereof) and submitting it to the Exchange Agent by the election deadline along with this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program or is an “Eligible Guarantor Institution,” as such term is defined in Rule 17AD-15 under the Securities Exchange Act of 1934, as amended (subject to the condition that the certificates, the delivery of which is hereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., Eastern Standard Time, on the Closing Date (the “Guaranteed Delivery Deadline”)).
If the Exchange Agent does not receive a properly completed Election Form accompanied by all certificate(s) by the election deadline (unless a Guarantee of Delivery has been properly completed and delivered by the election deadline), the Partners Trust shareholder will be deemed to have made no election and M&T Bank Corporation and the Exchange Agent will determine the type of merger consideration to be given based on what is available after other Partners Trust shareholders have made their elections.

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     DELIVERY GUARANTEE
(NOT TO BE USED FOR A SIGNATURE GUARANTEE)
     THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE INSTITUTION”), GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED ELECTION FORM (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, ALL BY 5:00 P.M., EASTERN STANDARD TIME, ON THE CLOSING DATE.
     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Election Form and certificate(s) representing shares of Partners Trust Financial Group, Inc. common stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:

Name:

(Please Print)
Title:

Name of Firm:

Address:

(Including Zip Code)

Daytime Area Code and Telephone Number:

Date:

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